AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

This AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT (this “Amendment”) is effective as of October 14, 2015 by and between Bovie Medical Corporation, a Delaware corporation (the “Company”) and Robert L. Gershon (the “Executive”).  Each of the Company and the Executive shall be referred to collectively as the “Parties” and individually as a “Party.”

W I T N E S S E T H:

WHEREAS, the Company and Executive entered into an employment agreement effective December 13, 2013 (the “Employment Agreement”) pursuant to which the Executive was employed by the Company upon the terms and conditions contained therein; and

WHEREAS, the parties desire to amend certain provisions of the Employment Agreement as set forth below.

NOW, THEREFORE, in consideration of the mutual promises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties agree with the others as follows:

1.           Unless otherwise defined herein, all terms and conditions used in this Amendment shall have the meanings assigned to such terms in the Original Agreement.

2.           Section 3 of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

“3)           TERM: The term of employment under this Agreement shall commence on the Effective Date and shall continue until terminated in accordance with Section 11 hereof (the “Term”).”

3.      Section 5(d) of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

(d)           Execution Bonus.  As a further inducement to execute Amendment No. 1 to this Agreement, effective as of October 14, 2015 and continue employment with the Company, the Company shall pay to the Executive, in a single lump sum within 30 days following the effective date of such amendment, an amount equal to $50,000.

4.           Section 12(c) of the Employment Agreement is hereby deleted in its entirety and shall be substituted and replaced as follows: “[RESERVED]”.

5.           Section 12(d) of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

(d)           Upon termination of this Agreement and Executive’s employment hereunder (x) by the Company without Cause pursuant to Section 11(c) hereof, or (y) by the Executive for Good Reason pursuant to Section 11(d) hereof, the Executive (or the Executive’s estate or beneficiaries in the case of the death of the Executive following the termination of Executive’s employment) (i) shall be entitled to (A) receive any unpaid Base Salary, sign-on bonus, and other benefits (including any bonus for a calendar year completed before termination) earned and accrued under this Agreement prior to the date of termination (and reimbursement under this Agreement for expenses incurred prior to the date of termination), (B) a pro rata bonus for the year of termination, determined by multiplying (I) the Performance Bonus that the Executive would have received under the Bonus Plan for such year had his employment continued by (II) a fraction, the numerator of which is the number of days employed during such year and the numerator of which is 365, (C) indemnification in accordance with any applicable indemnification plan, program, corporate governance document or other arrangement, and any vested rights pursuant to any insurance plan, benefit plan or retirement plan, (D) continued payment of his Base Salary and monthly payments of one-twelfth (1/12th) of the Target Bonus, in each case for the 12-month period following the date of termination, (E) reimbursement of the cost to the Executive of his COBRA premiums for the 12-month period following the date of termination, and (F) treatment of the Option or other option grants in accordance with the terms of the applicable plan and award agreement, provided that the portion of the Option that was exercisable as of the anniversary of the Effective Date immediately preceding the date of termination, and the portion of the Option that would have become exercisable on the next anniversary of the Effective Date following the date of termination, shall become and remain exercisable for a period of 12 months following the date of termination, and (ii) shall have no further rights to any other compensation or benefits hereunder, or any other rights hereunder.

6.           Section 12(e) of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

(e)           Upon termination of this Agreement and Executive’s employment hereunder by the Company without Cause pursuant to Section 11(c) hereof or by Executive for Good Reason pursuant to Section 11(d) hereof, in either case within three months prior to and 12 months following a Change of Control, the provisions of Section 12(d) shall apply, except that subsections 12(d)(i)(D) and (F) shall be deleted and replaced with the following:  (D) receive a lump sum cash payment equal to two times the sum of Executive’s Base Salary and Target Bonus in effect immediately prior to any such termination, and (F) exercise 100% of the Option and any other option granted to the Executive that was outstanding immediately prior to the Change of Control, and such Option and options shall remain exercisable for a period of 3 months following the date of termination.

7.           Section 13(a) of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

“13)           RESTRICTIVE COVENANTS

(a)           Noncompetition.  Executive acknowledges and agrees that during the period of his employment with the Company and for the 12-month period following the termination of such employment, regardless of the reason for such termination (the “Restricted Period”), he shall not, directly or indirectly: (i) engage in, manage, operate, control, supervise, or participate in the management, operation, control or supervision of any business, entity or division that competes with any business of the Company or any of its subsidiaries (a “Competitor”) or serve as an employee, consultant or in any other capacity for a Competitor; (ii) have any ownership or financial interest, directly, or indirectly, in any Competitor including, without limitation, as an individual, partner, shareholder (other than as a shareholder of a publicly-owned corporation in which the Executive owns less than five percent (5%) of the outstanding shares of such corporation), officer, director, employee, principal, agent or consultant; or (iii) serve as a representative of any Competitor.  Subject to the prior written consent of the Company (which consent shall not be unreasonably withheld), Executive shall not be prohibited from working for a noncompetitive part of a Competitor provided he does not provide any services, directly or indirectly, for the competitive part of the Competitor (including but not limited to supervising employees in the competitive part of any such Competitor).

8.      Further Assurances.  Each Party hereto, without additional consideration, shall cooperate, shall take such further action and shall execute and deliver such further documents as may be reasonably requested by the other Party hereto in order to carry out the provisions and purposes of this Amendment.

9.      Counterparts.  This Amendment may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

10.      Headings.  The headings of Articles and Sections in this Amendment are provided for convenience only and will not affect its construction or interpretation.

11.      Waiver.  Neither any failure nor any delay by any party in exercising any right, power or privilege under this Amendment or any of the documents referred to in this Amendment will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege.

12.      Severability.  The invalidity or unenforceability of any provisions of this Amendment pursuant to any applicable law shall not affect the validity of the remaining provisions hereof, but this Amendment shall be construed as if not containing the provision held invalid or unenforceable in the jurisdiction in which so held, and the remaining provisions of this Amendment shall remain in full force and effect.  If the Amendment may not be effectively construed as if not containing the provision held invalid or unenforceable, then the provision contained herein that is held invalid or unenforceable shall be reformed so that it meets such requirements as to make it valid or enforceable.

13.      Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the choice of law principles thereof.

[REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to Employment Agreement to be duly executed as of the day and year first above written.

Bovie Medical Corporation

/s/ Robert L. Gershon                                               /s/ Andrew Makrides
Robert L. Gershon                                                     By:  Andrew Makrides
 Title:  Executive Chairman